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                                                                   EXHIBIT 10.13
                             JOINT VENTURE AGREEMENT

         THIS JOINT VENTURE AGREEMENT (the "Agreement"), made and entered into as of May 12, 2003, by and between Las Vegas From Home.com Entertainment Inc., a [British Columbia] corporation, having its offices at 1460 - 701 West Georgia Street, Vancouver, B.C., V7Y 1C6, Canada (hereinafter "Las Vegas") and WinWin, Inc., a Nevada corporation, of 2804 Whispering Wind Dr., Las Vegas, NV 89117 (hereinafter "WinWin").

         WHEREAS, the parties hereto have agreed to enter into a joint venture (the "Joint Venture"), pursuant to which the parties will operate an online gaming site outside of the United States, and will not take wagers from any resident of the United States, or otherwise operate within the United States, except to the extent such operations is in full compliance with US laws and regulations.

         WHEREAS, Las Vegas currently operates an online gaming site called Tiger Gaming, which is located at www.tigergaming.com, and has proposed to operate a similar site within the joint venture;

         WHEREAS, WinWin's business purpose is to manage and operate lottery operations in various countries throughout the world, and WinWin currently is focusing its efforts on certain Asian countries, including without limitation, Cambodia and China.

         WHEREAS, the parties believe that WinWin is in a unique position to promote and advertise the Joint Venture's gaming sites, and can generate substantial numbers of new users to the site;

         NOW THEREFORE, the parties, wishing to create a Joint Venture to capitalize on WinWin's ability to generate customers and traffic, and Las Vegas' ability to operate a first-class online gaming operation, hereby agree as follows:

                                    ARTICLE I

                               GENERAL PROVISIONS

         1.01 Business Purpose. The business of the Joint Venture shall be to design, develop and operate one or more first-class gaming websites which will provide multiple on-line games that shall include Lottery and traditional casino games (hereinafter referred to as the "Gaming Site"). The Gaming Site shall serve exclusively non-United States customers, and will offer online poker games such as Texas Hold `em, Pai-Gow Poker, Big 2 Poker, and such other online games that the Joint Venture determines will appeal to the Asian community and culture. The Gaming Site shall be in the English language but shall have multiple language options including Mandarin.

         1.02 The Joint Venture shall not offer or permit any gaming operations within the United States, or to residents of, or persons located within, the United States, or any other jurisdiction which does not permit online wagering (a "Non-Permitted Jurisdiction"), and shall take such steps as are required to prevent any operation which would subject the Joint Venture to the jurisdiction, laws and regulations of the United States. These measures will include software which shall prevent calls from within the United States, or any Non-Permitted Jurisdiction, from accessing the real online gaming operations of the Gaming Site.

         1.03 The Joint Venture shall undertake periodic audits to ensure compliance with Section 1.02, and shall make such adjustments to its systems and controls as are required to maintain strict compliance with such business polcies.

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         1.04     Term of the Agreement. This Joint Venture shall commence on the date first above written and shall continue in existence until terminated, liquidated, or dissolved by law or as hereinafter provided.

         1.05 Structure. The Joint Venture shall be structured as a newly created limited liability company, to be formed under the laws of the State of Nevada. Las Vegas shall own 4,900 membership interests, and WinWin shall own 5,100 membership interests, out of a total authorized capital of 10,000 membership interests.

                                   ARTICLE II

                               GENERAL DEFINITIONS

         The following comprise the general definitions of terms utilized in this Agreement:

         2.01 Affiliate. An Affiliate of an entity is a person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control of such entity.

         2.02 Capital Contribution(s). The capital contribution to the Joint Venture actually made by the parties, including property, cash, services and any additional capital contributions made.

         2.03 Profits and Losses. Any income or loss of the Joint Venture for federal income tax purposes determined by the Joint Venture 's fiscal year, including, without limitation, each item of Joint Venture income, gain, loss or deduction.

                                   ARTICLE III

                       OBLIGATIONS OF THE JOINT VENTURERS

         3.01 Las Vegas Obligations. Las Vegas shall undertake each of the following obligations, to the best of its ability, and shall perform such obligations in good faith and in the best interest of the Joint Venture at all times:

                  3.01.1 Until such time as the holders of a majority of the outstanding membership interests of the Joint Venture shall determine otherwise, Las Vegas shall have full, exclusive and complete authority and discretion in the management and control of the business of the Joint Venture for the purposes herein stated and shall make all decisions affecting the business of the Joint Venture. At such, any action taken shall constitute the act of, and serve to bind, the Joint Venture. Las Vegas shall manage and control the affairs of the Joint Venture to the best of its ability and shall use its best efforts to carry out the business of the Joint Venture. Las Vegas shall have a fiduciary obligation to both the Joint Venture and WinWin in the management and control of the Joint Venture, and shall do so only in good faith, and in the best interest of the Joint Venture. Notwithstanding the foregoing, without the prior written consent of the holders of a majority of the outstanding membership interests of the Joint Venture, the Joint Venture shall not, and Las Vegas shall cause the Joint Venture to not:

                           3.01.1.1 Sell, transfer, alienate, hypothecate or in
                                    any way encumber all, or substantially all, of the assets of the Joint Venture, or those assets of the Joint Venture that are required or necessary to operate the intended business of the Joint Venture as set forth herein;

                           3.01.1.2 Incur any judgment or indebtedness for
                                    borrowed money;

                           3.01.1.3 Incur any debt in excess of USD $20,000;

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                           3.01.1.4 Enter into any business or operation not
                                    specifically described or contemplated
                                    herein;

                           3.01.1.5 Issue any membership interest, or other
                                    equity interest, in the Joint Venture, or sell, create or issue any right to acquire any such membership or other equity interest in the Joint Venture, or any interest in the profits or losses of the Joint Venture;

                           3.01.1.6 Declare bankruptcy, or seek the protection
                                    of bankruptcy laws in the United States or any other jurisdiction, or make an assignment for the benefit of creditors, or fail to pay the debts and obligations of the Joint Venture as they shall come due;

                           3.01.1.7 Operate in any manner that is not in full
                                    compliance in all respect with any
                                    applicable rules, laws or regulations where the failure to so comply would or could have a material adverse effect on the business or operations of the Joint Venture

                           3.01.1.8 Fail to provide such financial and other
                                    information about the business and operation of the Joint Venture as shall be requested from the members of the Joint Venture from time to time;

                           3.01.1.9 Fail to provide such information as shall be
                                    required, from time to time, to (i) timely and accurately file any required tax returns or reports, and (ii) timely and accurately create such financial statements as shall be required by WinWin, including audited annual financial statements, and quarterly unaudited financial statements, required to be filed by WinWin.

                  3.01.2 Las Vegas shall incur all of the costs associated with the development, design, creation, and implementation of the Gaming Site. The actual, out-of-pocket cost shall be reimbursable by the Joint Venture out of future revenues.

                  3.01.3 Las Vegas or its affiliated or associated company shall be the Operator of the Gaming Site (the ""Gaming Site Operator"). The Gaming Site Operator shall operate the Gaming Site on its system and shall be responsible for the day to day operations of the Gaming Site. The Gaming Site Operator shall not receive a fee or any remuneration for operating the Gaming Site.

                  3.01.4 Revenues that shall be generated from the Gaming Site Operations shall be deposited into a bank account that shall be controlled by the Gaming Site Operator (the "Operator's Bank Account"). The Gaming Site Operator shall provide to Win Win, on a daily basis, reports of incoming and outgoing cash. All operating expenses and costs shall be regularly paid out of the Operator's Bank Account.

                  3.01.5 In the event that the Operator's Bank Account shall not have sufficient funds to pay for the operating costs and expenses, then the Gaming Site Operator shall lend sufficient funds to pay for the operating expenses and costs (the "Gaming Site Operator's Loan"). The Gaming Site Operator's Loan shall bear interest at the rate of 2% above the Bank of Montreal prime rate, as published on the closest date such report is available to May 15, 2003, and shall be


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                           adjusted in the event of a change in interest rate on
                           the 30th day of June each year. The Gaming Site Operator's Loan shall not be due and payable prior to the date which is five years from the date of each advance under such loan, except as set forth in
                           Section 3.01.5 below. In no event shall any member of the Joint Venture be personally liable to pay the Gaming Site Operator's Loan, it being the intent of the parties that such loan shall be paid if, and only to the extent, that revenues from the Joint Venture are sufficient to repay such loan.

                  3.01.6 Upon the Operator's Bank Account having sufficient funds over and above funds required to pay for operating expenses and costs, the Gaming Site Operator's Loan plus the accrued interest shall be repaid forthwith to the Gaming Site Operator.

                  3.01.7 If in the future Las Vegas or its affiliated or associated company shall be unwilling to be the operator of the Gaming Site, then the parties to this Agreement shall by mutual consent designate a new operator of the Gaming Site, and any compensation or fees of such new operator shall be paid out of Las Vegas' portion of the profits and losses of the Joint Venture.

         3.02 WinWin Obligations. WinWin shall undertake each of the following obligations, to the best of its ability, and shall perform such obligations in good faith and in the best interest of the Joint Venture at all times:

                  3.02.1 Win Win shall assist Las Vegas in respect to the development of the lottery games for the Gaming Site.

                  3.02.2 Win Win shall assist Las Vegas in respect to the creative side of the development of the Gaming Site which shall include but not be limited to the theme, look and feel of the Gaming Site.

                  3.02.3 Win Win shall be responsible for the promotion and marketing of the Gaming Site, which shall include but not be limited to Win Win's contacts with CGTV and Win Win's other lottery markets. WinWin shall not be obligated to take any action that would constitute a breach of any agreement to which WinWin, or any affiliate of WinWin, is a party, or which WinWin determines, in its sole and absolute discretion, could harm or jeopardize any contract, relationship or agreement of WinWin or any of its affiliates, or which would or could offend, or be contrary to the wishes of, any party, regulatory official, government, government official or other party having any influence on the management, operation, regulation, permitting or licensing of any lottery, gaming or other operation of which WinWin, or any affiliate or partner of WinWin, is now, or could in the future be expected, to be affiliated.

                                   ARTICLE IV

                                   ALLOCATIONS

                  4.01 Profits and Losses. Commencing on the date hereof and ending on the termination of the business of the Joint Venture, all profits, losses and other allocations to the Joint Venture shall be allocated 49% to Las Vegas and 51% to WinWin at the conclusion of each fiscal year.

                  4.02 All revenues of the Joint Venture are referred to herein as "Gross Revenues". Upon receipt of Gross Revenues, the Joint Venture shall pay all of its expenses; provided, however, that the Joint Venture shall not obligate itself to pay, and shall not pay, any amount to WinWin or Las Vegas, or any of their Affiliates, unless such payment or obligation is approved in advance and in writing by both WinWin and Las Vegas. After paying out all operating expenses and costs of the Joint Venture (the "Net Revenues"),


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                           the Joint Venture shall pay the balance of any then
                           outstanding Gaming Site Operator's Loan, including accrued interest. To the extent there are any Net Revenues then remaining, the Gaming Site Operator shall distribute, on a monthly basis, 35% of the remaining Net Revenues to Win Win and 35% of the remaining Net Revenues to Las Vegas. The remaining 30% of the remaining Net Revenues shall be retained in the Operator's Bank Account as a Reserve (the "Reserve Account"). Win Win and Las Vegas shall mutually agree to maintain at all times a reasonable Reserve Account, and any amounts over and above such reasonable Reserve Account shall be distributed by the Gaming Site Operator in the following manner: 51% to Win Win and 49% to Las Vegas.


                                    ARTICLE V

                    RIGHTS AND DUTIES OF THE JOINT VENTURERS

         5.01 Right of First Refusal. The parties to the Joint-Venture Agreement shall each have a reciprocal right of first refusal in the event that either party (the "Selling Party") wishes to sell its respective interest in the Joint Venture to a bona fide third party. Each party (the "Remaining Party") shall have 45 business days after written notice (as described below) to acquire the interest of the Selling Party. Prior to the sale of any membership interest in the Joint Venture to a third party (other than an entity the beneficial owner of which is the Selling Party), the Selling Party shall provide written notice (the "Notice") of any offer to purchase such membership interest to the Remaining Party, and shall describe in as much detail as possible the terms and conditions proposed by a bona-fide, third party purchaser. The Remaining Party shall thereafter have 45 days from its receipt of such Notice to provide the Selling Party with written acceptance of its right to purchase such membership interest on the terms and conditions set forth in the Notice. In the event the Remaining Party shall exercise its right to purchase the membership interest, then the Remaining Party shall complete such purchase as set forth in the terms and conditions contained in the Notice. If the Remaining Party shall not provide written notice of its acceptance of the terms and conditions contained in the Notice, then the Selling Party shall have the right to sell its membership interests to the bona-fide third party named in the Notice, for a period of ninety (90) days, and only on the exact terms and conditions set forth in the Notice. In the event such transaction does not close within such ninety (90) day period, then the Selling Party shall deliver a new Notice to the Remaining Party, who shall again have the right to exercise its right of first refusal as described herein.

         5.02 Survival of Right of First Refusal. In the event the Selling Party sells any membership interest, the right of first refusal shall not expire with respect to any remaining membership interest then held by the Selling Party, and also shall remain in full force and effect as against the holder of any membership interest sold by the Selling Party. Accordingly, as a condition to the transfer of any membership interest on the books and records of the Joint Venture, any third party that agrees to acquire the interest of the Selling Party shall first commit itself in writing to be obligated to the Remaining Party in respect to the right of first refusal provisions in this Section 5.

         5.03 Audit Rights. The parties to this Agreement shall each have the right, at its sole cost and expense, to examine and audit the financial statements, books and records of the Joint Venture. If such examination or audit discloses an understatement, then all sums due shall be paid forthwith. Should such examination or audit disclose an understatement that is 10% or more, then all reasonable, direct, out-of-pocket costs and expenses for the examination and audit shall be reimbursed by the party that has made the understatement to the party that has conducted the examination and audit.

         5.04 Win Win shall not directly or indirectly compete with the business of Las Vegas in the operation of any website that offers online card games; provided, however, that this provision shall terminate upon the earliest to occur of the following: (i) upon any default under this Agreement by Las


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                  Vegas, (ii) in one year in the event less than US$100,000 is distributed to WinWin from Net Revenues during such year,
                  (iii) at the end of each calendar subsequent year in the event less than US$200,000 is distributed to WinWin from Net Revenues during such calendar year, and (iv) the date which is one year following the termination of this Agreement.

         5.05 Las Vegas shall not compete with WinWin, directly or indirectly, in any on-line lottery operations.

         5.06 The parties to this Agreement shall agree to act reasonably and in good faith at all times.

         5.07 From time to time after the execution of this Agreement, the parties shall make, do, execute or cause or permit to be made, done or executed all additional lawful acts, deeds, things, devices and assurances in law as may be required to carry out the true intention and to give full force and effect to this Agreement.

                                   ARTICLE VI

                          AGREEMENTS WITH THIRD PARTIES
                   AND WITH AFFILIATES OF THE JOINT VENTURERS

         6.01 Validity of Transactions. Any party that is an Affiliate (an "Affiliated Party") of a party to this agreement (an "Affiliated Member") may be engaged to perform services for the Joint Venture. The validity of any transaction, agreement or payment involving the Joint Venture and any Affiliated Party otherwise permitted by the terms of this Agreement shall not be affected by reason of the relationship between them and the Affiliated Member or the approval of said transactions, agreement or payment; provided, however, that, unless the agreement with such Affiliated Party is approved in writing by the holders of a majority of the membership interests held by parties that are not Affiliated Member as provided below, then at the request of the member to the Joint Venture that is not an Affiliated Member, the agreement with such Affiliated Party shall be cancelled and of no force or effect, and the Joint Venture shall not be liable for any payment with respect thereto, and the Affiliated Member shall indemnify and hold the Joint Venture harmless from and against any claim of the Affiliated Party.

         6.02 Prior to the Joint Venture entering into any agreement or understanding with an Affiliated Party, the Affiliated Member shall:

                  6.02.1 Provide a written disclosure of the full and complete nature of any relationship between the Affiliated Party and the Affiliated Member, including, without limitation: any ownership relationship, any agreement or understanding pursuant to which the Affiliated Party will compensate the Affiliated Member for any service, or pay a commission to the Affiliated Member arising from the agreement between the Affiliated Member and the Joint Venture, or any payment, compensation or other transfer of assets or value from the Affiliated Party to the Affiliated Member.

                  6.02.2 Confirm that the services or products to be provided to the Joint Venture by the Affiliated Party will be provided on terms that are at least as favorable to the Joint Venture as could, or could be expected to, be obtained from a third-party, non-affiliated provider of such products or services, and that the terms and conditions of the agreement between the Affiliated Party and the Joint Venture are fair and reasonable to the Joint Venture.

                  6.03 Other Business of the Parties to this Agreement. The parties to this Agreement and their respective Affiliates shall have interests in businesses other than the Joint Venture business. The Joint Venture shall not have the right to the income or proceeds derived from such other business interests and, even if they are competitive with the Joint Venture's business, such business interests shall not be deemed wrongful or improper unless expressly prohibited by the terms of this Agreement.

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                                   ARTICLE VII

                               PAYMENT OF EXPENSES

         All expenses of the Joint Venture shall be paid by Las Vegas, and shall be reimbursed by the Joint Venture as provided for above out of the cash flow of the Joint Venture.

                                   ARTICLE IX

                           DISSOLUTION AND TERMINATION

         9.01 The Joint Venture shall be dissolved upon the happening of any of the following events:

                  9.01.1 The written agreement between members of the Joint Venture holding not less than eighty percent (80%) of the voting membership interests of the Joint Venture.


                                    ARTICLE X

                      CONFIDENTIALITY AND NON-SOLICITATION

         10.01 Each of the parties hereto acknowledges that (a) during the term of this Agreement, and as a part of the respective obligations and status of each party hereto, each party will be afforded access to Confidential Information; (b) public disclosure of such Confidential Information could have an adverse effect on the Joint Venture and its business; (c) each of the parties has required that the other party make the covenants in this Article X as a condition to its entering into this Agreement; and (d) the provisions of this Article X are reasonable and necessary to prevent the improper use or disclosure of Confidential Information. For purposes of this
                  Article X, the term "CONFIDENTIAL INFORMATION" shall mean any and all:

                  10.01.1 Trade secrets concerning the business and affairs of the Joint Venture, data, know-how, graphs, drawings, samples, inventions and ideas, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related concepts, ideas, designs, methods and information), and any other information, however documented, that is a trade secret within the meaning of California law; and

                  10.01.2 Information concerning the business and affairs of the Joint Venture (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel and personnel training and techniques and materials), however documented; and

                  10.01.3 Notes, analysis, compilations, studies, summaries, and other material prepared by or for the Joint Venture containing or based, in whole or in part, on any information included in the foregoing.

         10.02 To induce the other party to enter into this Agreement and perform its obligations hereunder, each party hereto covenants as follows:

                  10.02.1  Confidentiality and Non-Disclosure.

                           10.02.1.1 During and following the term of this
                                    Agreement, each of the parties will hold in confidence the Confidential Information and will not disclose it to any person except with the specific prior written consent of the Joint Venture and the other party, or except as otherwise expressly permitted by the terms of this Agreement.

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                           10.02.1.2 Any trade secrets of the Joint Venture will
                                    be entitled to all of the protections and benefits under California law and any other applicable law. If any information that the Joint Venture deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. Each party hereby waives any requirement that the Joint Venture submit proof of the economic value of any trade secret or post a bond or other security.

                           10.02.1.3 None of the foregoing obligations and
                                    restrictions applies to any part of the
                                    Confidential Information that either party demonstrates was or became generally available to the public other than as a result of a disclosure by such party, or any affiliate of such party.

                           10.02.1.4 Each party agrees that it will not remove
                                    from the Joint Venture's premises (except as otherwise specifically authorized by the Joint Venture) any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). Each party recognizes that, as between the Joint Venture and such party, all of the Proprietary Items, whether or not developed by such party, are the exclusive property of the Joint Venture. Upon termination of this Agreement by either party, or upon the request of the Joint Venture during the term of this Agreement, each party will return to the Joint Venture all of the Proprietary Items in such party's possession or subject to such party's control, and such party shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

                  10.02.2  Non-Solicitation.

                           10.02.2.1 Whether for a party's own account or for
                                    the account of any other person, at any time during the term of this Agreement, and for two years thereafter, solicit business of the same or similar type being carried on by the Joint Venture, from any person known by such party to be a customer of the Joint Venture, whether or not such party had personal contact with such person during and by reason of services provided to the Joint Venture or its status as an owner of the Joint Venture.

                           10.02.2.2 Whether for a party's own account or the
                                    account of any other person (i) at any time during the term of this Agreement, and for two years thereafter, solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, any person who is or was an employee of the Joint Venture at any time during the term of this Agreement, and for two years thereafter, or in any manner induce or attempt to induce any employee of the Joint Venture to terminate his employment with the Joint Venture; or
                                    (ii) at any time the term of this Agreement, and for two years thereafter, interfere with the Joint Venture's relationship with any person, including any person who at any time during the term of this Agreement, and for two years thereafter, was an employee, contractor, supplier, or customer of the Joint Venture.

                           10.02.3  At any time during the term of this
                                    Agreement, and for ten years thereafter, disparage the Joint Venture or any of its members, equity-holders, partners, directors, officers, employees, or agents.

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                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         11.01 Books and Records. The Joint Venture shall keep adequate books and records at its place of business, setting forth a true and accurate account of all business transactions arising out of and in connection with the conduct of the Joint Venture.

         11.02 Expenses. Except as otherwise provided in this Agreement, each party to this Agreement will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the transactions contemplated herein.

         11.03 Waiver; Remedies Cumulative. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law,
                  (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         11.04 Entire Agreement and Modification. This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the party to be charged with the amendment.

         11.05 Assignments, Successors and No Third-party Rights. No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties, except that either party may assign any of its rights and delegate any of its obligations under this Agreement to any wholly-owned subsidiary of such party, or the parent company of such party, and may collaterally assign its rights hereunder to any financial institution providing financing in connection with the transactions contemplated herein. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section.

         11.06 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         11.07 Construction. The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Articles" and "Sections" refer to the corresponding Articles and Sections of this Agreement.

         11.08 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         11.09 Notices. All notices, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment, so long as such facsimile or e-mail is followed by a copy sent by mail; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to addresses set forth above (or to such other address as a party may designate by notice to the other parties).

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

         11.10    Governing Law; Consent to Jurisdiction.

                  10.10.1 The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of California applicable to contracts made and to be performed entirely within the State of California.

                  10.10.2 Any proceeding, action, litigation or claim (a "Proceeding") arising out of or relating to this Agreement or any of the transactions contemplated herein may be brought in the courts of the State of California, County of Los Angeles, or, if it has or can acquire jurisdiction, in the United States District Court for the Central District of California, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement or any of the transactions contemplated herein in any other court. The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Each party hereto hereby consents to process being served in any such action or proceeding by the mailing of a copy thereof to the address set forth opposite its name below and agrees that such service upon receipt shall constitute good and sufficient service of process or notice thereof. Nothing in this paragraph shall affect or eliminate any right to serve process in any other manner permitted by law.

         11.11 Waiver of Jury Trial. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

         11.12 Execution of Agreement. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

         11.13 Force Majeure. Neither party shall be liable in damages or have the right to terminate this Agreement for any delay or default in performing hereunder if such delay or default is caused by conditions beyond its control including, but not limited to Acts of God, Government restrictions (including the denial or cancellation of any export or other necessary license), wars, insurrections and/or any other cause beyond the reasonable control of the party whose performance is affected.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



LAS VEGAS FROM HOME.COM ENTERTAINMENT, INC.
         a British Columbia corporation


By:__________________________
         Name:
         Title:



WINWIN, INC.,
         a Nevada corporation



By:__________________________
         Name: Patrick Rogers
         Title: President



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